Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 MEF of our report dated February 28, 2024, relating to the financial statements of NewAmsterdam Pharma Company N.V., included in Registration Statement No. 333-280687 of Form S-3 of NewAmsterdam Pharma Company N.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Eindhoven, The Netherlands

December 11, 2024